UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2022

GORES GUGGENHEIM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40265	85-4385646
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6260 Lookout Road Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)

(310) 209-3010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock	GGPI	Nasdaq Capital Market
Warrants	GGPIW	Nasdaq Capital Market
Units	GGPIU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the definitive proxy statement filed with the U.S. Securities and Exchange Commission on May 25, 2022 (the “Proxy Statement”) by Gores Guggenheim, Inc. (“GGI”), and such definitions are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Special Meeting

On June 22, 2022, GGI held a special meeting of GGI’s stockholders (the “Special Meeting”), at which holders of 61,968,987 shares of common stock (consisting of 41,968,987 shares of Class A common stock, par value $0.0001 per share and 20,000,000 shares of Class F common stock, par value $0.0001 per share) were present in person or by proxy, representing 61.97% of the voting power of the shares of GGI’s common stock as of May 18, 2022, the record date for the Special Meeting (the “Record Date”), and constituting a quorum for the transaction of business.

Each of the proposals listed below is described in more detail in the Proxy Statement and incorporated herein by reference. A summary of the voting results at the Special Meeting for each of the proposals is set forth below.

Stockholder Proposal No. 1: Business Combination Proposal.

At the Special Meeting, GGI stockholders considered and voted upon the proposal to adopt that certain Business Combination Agreement (as amended by that certain amendment dated December 17, 2021, that certain amendment dated March 24, 2022 and that certain amendment dated April 21, 2022, the “Business Combination Agreement”), with Polestar Automotive Holding Limited, a Hong Kong incorporated company (“Parent”), Polestar Automotive (Singapore) Pte. Ltd., a private company limited by shares in Singapore (“Polestar Singapore”), Polestar Holding AB, a private limited liability company incorporated under the laws of Sweden (“Polestar Sweden”), Polestar Automotive Holding UK Limited, a limited company incorporated under the laws of England and Wales and a direct wholly owned subsidiary of Parent (“ListCo”), and PAH UK Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of ListCo (“Merger Sub”) pursuant to which Merger Sub will merge with and into GGI with GGI surviving the merger as a wholly owned subsidiary of ListCo, and approve the transactions contemplated by the Business Combination Agreement. The Business Combination Proposal was approved, having received “for” votes from holders of a majority of the outstanding GGI Common Stock entitled to vote on the proposal. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
60,126,768	1,708,775	133,444	0

Stockholder Proposal No. 2: Governance Proposals.

At the Special Meeting GGI stockholders considered and voted upon separate proposals with respect to certain governance provisions in the proposed articles of association (the “Post-Closing Articles”) of ListCo following the consummation of the Business Combination (the “Post-Combination Company”), which were separately presented in accordance with SEC guidance and which were voted upon on a non-binding advisory basis.

Each of the Governance Proposals was approved, having received “for” votes from a majority of the votes cast by holders of outstanding shares of GGI Common Stock represented in person via the virtual meeting platform or by proxy and entitled to vote thereon at the Special Meeting. The voting results for each separate proposal were as follows:

a.

Proposal 2A: Change in Authorized Shares — To provide that the total number of shares of all classes of shares which the Post-Combination Company is authorized to issue is 6,861,249,349 shares, consisting of (a) 5,000,000,000 Class A ordinary shares of the Post-Combination Company, entitling the holder thereof of 1 vote per share (the “Post-Combination Company Class A Shares”) of nominal value USD 0.01 each, (b) 1,777,366,739 Class B ordinary shares of the Post-Combination Company, entitling the holder thereof of 10 votes per share (the “Post-Combination Company Class B Shares”) of nominal value USD 0.01 each, (c) 16,000,000 class C-1 preferred shares in the share capital of ListCo, each of which will be exercisable for one Post-Combination Company Class A Share (the “Post-Combination

Company Class C-1 Shares”) of nominal value USD 0.10 each, (d) 9,000,000 class C-2 preferred share in the share capital of ListCo, each of which will be exercisable for one Post-Combination Company Class A Share (the “Post-Combination Company Class C-2 Shares”) of nominal value USD 0.10 each, (e) 58,882,610 mandatory convertible preference shares of the Post-Combination Company to be issued to Snita pursuant to the Volvo Cars Preference Subscription Agreement (the “Post-Combination Company Preference Shares”) of nominal value USD 10.00 each and (f) 50,000 redeemable preferred shares of GBP (the “GBP Redeemable Preferred Shares”) of nominal value GBP 1.00 each.

For	Against	Abstain	Broker Non-Votes
58,625,333	2,758,377	585,277	0

b.	Proposal 2B: Dual Class Structure — To provide for a dual class capital structure pursuant to which holders of Post-Combination Company Class B Shares will be entitled to 10 votes per share.

For	Against	Abstain	Broker Non-Votes
55,194,910	6,056,547	717,530	0

c.

Proposal 2C: Classified Board — To provide for the board of directors of the Post Closing Company (the “Post-Combination Company Board”) to be classified into three classes of directors, as nearly equal as reasonably possible, with each class being elected to a staggered three-year term.

For	Against	Abstain	Broker Non-Votes
55,074,303	6,164,134	730,550	0

d.

Proposal 2D: Removal of Directors — To provide that the Post-Combination Company may, by special resolution, or by ordinary resolution of which special notice has been given in accordance with section 312 of the U.K. Companies Act 2006 (the “Companies Act”), remove a director before the expiry of his or her period of office (without prejudice to a claim for damages for breach of contract or otherwise); and to further provide that in the first three years following Closing, save as required by the Companies Act, the Post-Combination Company Board may only convene a general meeting which proposes a resolution to remove an “Independent Director” (as defined in the Post-Combination Articles) if the Post-Combination Company Board approves such resolution by simple majority including the affirmative vote of at least two other Independent Directors (or if there are fewer than two Independent Directors then in office excluding the Independent Director proposed to be removed, all of the Independent Directors (other than the Independent Director proposed to be removed), if any).

For	Against	Abstain	Broker Non-Votes
55,537,858	5,371,500	1,059,629	0

e.

Proposal 2E: Quorum for Shareholder Meetings — To provide that at least two members that in aggregate hold at least 51% of the issued shares of the Post-Combination Company who are present in person or by proxy and entitled to attend and to vote on the business to be transacted shall be a quorum for a general meeting for all purposes.

For	Against	Abstain	Broker Non-Votes
56,227,758	5,173,381	567,848	0

f.

Proposal 2F: Authorization of Directors’ Conflicts of Interest — To provide that the Post-Combination Company Board may, in accordance with the requirements set out in the Post-Combination Articles, authorize any matter or situation proposed to them by any director which would, if not authorized, involve a director breaching his or her duty under the Companies Act to avoid conflicts of interest. A director is not required, by reason of being a director (or because of the fiduciary relationship established by reason of being a director), to account to ListCo for any remuneration, profit or other benefit which he or she derives from or in connection with a relationship involving a conflict of interest which has been authorized by the directors or by ListCo in general meeting (subject in each case to any terms, limits or conditions attaching to that authorization) and no contract shall be liable to be avoided on such grounds.

For	Against	Abstain	Broker Non-Votes
55,498,901	5,592,916	877,170	0

g.

Proposal 2G: Selection of England and Wales as Exclusive Forum — To provide that, unless ListCo consents in writing to the selection of an alternative forum, the Courts of England and Wales will be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of ListCo; (b) any action, including any action commenced by a member of ListCo in its own name or on behalf of ListCo, asserting a claim of breach of any fiduciary or other duty owed by any director, officer or other employee of ListCo (including but not limited to duties arising under the Companies Act); (c) any action arising out of or in connection with the Post-Combination Articles or otherwise in any way relating to the constitution or conduct of ListCo; or (d) any action asserting a claim against ListCo governed by the “Internal Affairs Doctrine” (as such concept is recognized under the laws of the United States of America); and to provide that, unless ListCo consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the United States Securities Act of 1933, as amended or any successor legislation. Nothing above will apply to any action brought to enforce a duty or liability created by the United States Securities Exchange Act of 1934 Act, as amended, or any successor legislation.

For	Against	Abstain	Broker Non-Votes
55,113,691	5,859,982	995,314	0

Stockholder Proposal No. 3: Adjournment Proposal

In connection with the Special Meeting, GGI also solicited proxies upon a proposal to allow the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary, for the absence of a quorum, to solicit additional proxies from GGI stockholders to approve the Business Combination Proposal or to ensure that any supplement or amendment to the proxy statement/prospectus is timely provided to GGI stockholders. As there were sufficient votes at the time of the Special Meeting to approve proposals 1 and 2 and to ensure that a quorum was present at the Special Meeting, the adjournment of the Special Meeting to solicit additional proxies for such purpose was unnecessary and such proposal was not submitted to GGI stockholders for approval at the Special Meeting.

Warrant Holder Meeting

Additionally, on June 22, 2022, GGI held a special meeting of GGI’s Public Warrant holders (the “Warrant Holder Meeting”), at which holders of 8,691,222 GGI Public Warrants, with an exercise price of $11.50 per warrant (the “Public Warrants”) were present in person or by proxy, representing 54.32% the voting power of GGI’s Public Warrants as of May 18, 2022, the Record Date, and constituting a quorum for the transaction of business.

Each of the proposals listed below is described in more detail in the Proxy Statement and incorporated herein by reference. A summary of the voting results at the Warrant Holder Meeting for each of the proposals is set forth below.

Warrant Holder Proposal No. 1: Warrant Amendment Proposal.

At the Warrant Holder Meeting, the Public Warrant holders considered and voted upon an amendment to that certain Warrant Agreement, by and between GGI and Computershare Trust Company, N.A., as warrant agent, dated as of March 22, 2021, to permit the conversion of GGI Public Warrants to class C-1 preferred shares in the share capital of ListCo in the form of American depositary shares of ListCo and the GGI Private Placement Warrants to class C-2 preferred shares in the share capital of ListCo in the form of American depositary shares of ListCo.

The Warrant Amendment Proposal was approved, having received the affirmative vote of the holders of at least 50% of the outstanding GGI Public Warrants. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
8,375,079	251,856	64,287	0

Warrant Holder Proposal No. 2: Warrant Holder Adjournment Proposal

In connection with the Warrant Holder Meeting, GGI also solicited proxies upon a proposal to allow the chairman of the chairman of the Warrant Holder Meeting to adjourn the Warrant Holder Meeting to a later date or dates, if necessary, for the absence of a quorum, to solicit additional proxies from Company warrant holders to approve the Warrant Holder Proposal or to ensure that any supplement or amendment to the proxy statement/prospectus is timely provided to Company warrant holders. As there were sufficient votes at the time of the Warrant Holding Meeting to approve proposal 1 and to ensure that a quorum was present at the Warrant Holder Meeting, the adjournment of the Warrant Holding Meeting to solicit additional proxies for such purpose was unnecessary and such proposal was not submitted to Public Warrant holders for approval at the Warrant Holder Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gores Guggenheim, Inc.

Date: June 22, 2022	By:	/s/ Andrew McBride
	Name:	Andrew McBride
	Title:	Chief Financial Officer and Secretary